Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) of SGX Pharmaceuticals, Inc. pertaining to the 2005 Equity Incentive Plan, 2005 Employee Stock Purchase Plan and 2005 Non-Employee Directors’ Stock Option Plan of our report dated March 24, 2008, with respect to the consolidated financial statements of SGX Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
San Diego, California
May 22, 2008